EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT

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                                                                     EXHIBIT 23


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Darden Restaurants, Inc.:

         We consent to incorporation by reference in the Registration Statements (Nos. 33-93854 and 33-41350) on Form S-3 and Registration Statements (Nos. 33-92702 and 33-92704) on Form S-8 of Darden Restaurants, Inc. of our report dated June 20, 2000, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 28, 2000 and May 30, 1999, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended May 28, 2000, which report is incorporated by reference to page 26 of the Registrant's 2000 Annual Report to Stockholders in the May 28, 2000 Annual Report on Form 10-K of Darden Restaurants, Inc.

                                  /s/ KPMG LLP

Orlando, Florida
August 16, 2000